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                 CERTIFICATIONS PURSUANT TO SECTION 906 OF THE
                          SARBANES-OXLEY ACT OF 2002

David G. Booth, Principal Executive Officer, and David R. Martin, Principal Financial Officer, of Dimensional Investment Group Inc., a Maryland corporation (the "Registrant"), each certify that:

    1. The Registrant's periodic report on Form N-CSR for the period ended April 30, 2011 (the "Report") fully complies with the requirements of
       Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

    2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:    /s/David G. Booth
       -------------------------
       David G. Booth
       Principal Executive
       Officer
       Dimensional Investment
       Group Inc.

Date:  July 8, 2011

By:    /s/David R. Martin
       -------------------------
       David R. Martin
       Principal Financial
       Officer
       Dimensional Investment
       Group Inc.

Date:  July 8, 2011